                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             RBC CENTURA BANKS, INC.

                                    ARTICLE I

                                     OFFICES
                                     -------

     Section 1.1 Principal Office. The principal office of the corporation shall
                 ----------------
be located at such place, within or outside the State of North Carolina, as may be determined from time to time by the board of directors.

     Section 1.2 Registered Office. The corporation shall maintain a registered
                 -----------------
office as required by the North Carolina Business Corporation Act (as amended from time to time, the "Act") at a location in the State of North Carolina designated by the board of directors from time to time. The registered office of the corporation may, but need not be, identical with the principal office of the corporation.

     Section 1.3 Other Offices. The corporation may also have offices at such
                 -------------
other places both within and outside the State of North Carolina as the board of directors may from time to time determine or the business of the corporation requires. The authority to establish or close such other offices may be delegated by the board of directors to one or more of the corporation's officers.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     Section 2.1 Place of Meetings. All meetings of shareholders shall be held
                 -----------------
at the principal office of the corporation, or at such other place, either within or outside the State of North Carolina, as shall be designated by the board of directors.

     Section 2.2 Annual Meetings. The annual meetings of the corporation's
                 ---------------
shareholders shall be held each year on such date and at such time as shall be designated by the board of directors, for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting.

     Section 2.3 Substitute Annual Meeting. If the annual meeting shall not be
                 -------------------------
held on the date designated in accordance with these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 2.4 Special Meetings. Special meetings of the corporation's
                 ----------------
shareholders may be called for any one or more lawful purposes by or at the request of the corporation's president or the board of directors. A special meeting of the corporation's shareholders shall also be called upon the written demand or demands of holders of at least ten percent (10%) of all votes entitled to be cast on any issue proposed to be considered at such meeting pursuant to such demand or demands, provided that such demand or demands describe the purpose or purposes for which the special meeting is to be held and are signed and delivered to the secretary of the corporation.

     Section 2.5 Notice of Meetings. Written or printed notice stating the date,
                 ------------------
time and place of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the meeting date, either personally or by mail or by facsimile transmission, at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the record of the shareholders of the corporation, with postage thereon prepaid.

     In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual meeting, the notice of meeting need not specifically state the purpose or purposes unless such statement is expressly required by the provisions of these Bylaws or the Act.

     A shareholder's attendance at a meeting constitutes waiver by such shareholder of (a) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to considering the matter before it is voted upon.

     Section 2.6 Shareholders' List. Not later than two (2) business days after
                 ------------------
the date of notice of a meeting of shareholders is first given, the secretary or other officer or person having charge of the stock transfer books of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, with the address of and number of shares held by each, arranged by voting group and by class or series of shares within each voting group, which list shall be kept on file at the principal office of the corporation, or at a place in the city where the meeting is to be held and identified in the notice of meeting, for the period commencing two (2) business days after notice of the meeting is first given and continuing through such meeting, and which list shall be available for inspection by any shareholder, or his or her agent or attorney, upon his or her demand, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his or her attorney, during the whole time of the meeting and any adjournment thereof.

     Section 2.7 Quorum. Except as may otherwise be required by the Act or the
                 ------
corporation's Articles of Incorporation, at any meeting of shareholders the presence (either in person or represented by proxy) of the holders of a majority of the outstanding shares entitled to vote thereat shall constitute a quorum for the transaction of any business properly before the meeting. Shares entitled to vote as a separate voting group on a matter may take action at a meeting only if a quorum of the shares in the separate voting group is represented in person or by

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proxy at the meeting. Unless the corporation's Articles of Incorporation, a bylaw adopted by the shareholders or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. In the absence of a quorum, a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained in Section 2.10 of these Bylaws, by the holders of a majority of the shares represented at the meeting. Upon the proper resumption of any such adjourned meeting, a quorum of shareholders may transact any business as might have been properly transacted at the original meeting.

     Section 2.8 Organization. Each meeting of shareholders shall be presided
                 ------------
over by the chairman of the board, if any, or in the absence or at the request of the chairman of the board, by the president, or, in the absence or at the request of the president, by such other officer as the board of directors may designate, or in the absence of such designation, by any person selected to preside by plurality vote of the shares represented and entitled to vote at the meeting, with each share having the same number of votes to which it would be entitled on any other matter on which all shares represented and entitled to vote at the meeting would be entitled to vote. The secretary, or in the absence or at the request of the secretary, any assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

     Section 2.9 Voting.
                 ------

     (a) Except as may otherwise be required by the Act or the corporation's Articles of Incorporation, and subject to the provisions concerning shareholders of record contained elsewhere in these Bylaws, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

     (b) Except in the election of directors (which is governed by Section 3.3 of these Bylaws), if a quorum exists, action on a matter is approved by each voting group entitled to vote on the matter if the votes cast within such voting group favoring the action exceed the votes cast within such voting group opposing the action, unless a greater number of affirmative votes is required by the Act or the corporation's Articles of Incorporation or these Bylaws. As used in these Bylaws, the term "voting group" has the meaning ascribed to that term in the Act. So long as the corporation shall have only one (1) class of shares outstanding and the voting rights of all shares of such class are identical, then all such outstanding shares shall constitute a single voting group and the sole voting group, except to the extent that the Act or the corporation's Articles of Incorporation require that any of such shares be treated as a separate voting group.

     (c) Absent special circumstances, shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second

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corporation; provided, however, that this provision does not limit the power of the corporation to vote its own shares held in a fiduciary capacity.

         Section 2.10 Adjournments. A majority of the voting shares held by
                      ------------
shareholders of record present at a meeting of shareholders may adjourn a meeting from time to time to a date, time and place fixed by notice as provided for above or, if such date is less than thirty (30) days from the date of adjournment, to a date, time and place fixed by the majority and announced at the original meeting prior to adjournment.

         Section 2.11 Action Without Meeting. Any action required or permitted
                      ----------------------
to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents signed, either manually or by facsimile, by all of the shareholders entitled to vote with respect to the subject matter thereof before or after such action, describing the action and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                                  ARTICLE III

                                    DIRECTORS
                                    ---------
         Section 3.1 General Powers. All corporate power of the corporation
                     --------------
shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the corporation's board of directors.

         Section 3.2  Number, Tenure and Qualification. The number of directors
                      --------------------------------
shall be between one (1) and fifteen (15), as determined from time to time by the board of directors. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified. The terms of initial directors and the term of any director elected to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected. Otherwise, the term of each director shall be the period from the effective date of his election to the next annual meeting of shareholders. Notwithstanding the stated terms of directors, a director shall continue to serve after expiration of his stated term until his successor is elected and qualified or there is a decrease in the number of directors eliminating his position. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

         Section 3.3 Nomination and Election. Nominations to the board of
                     -----------------------
directors may be made by the board of directors or by a committee of the board to which such duty is delegated. Except as provided in Section 3.5 of this
Article III, an election of all directors by the shareholders shall be held at each annual meeting of the corporation's shareholders, and directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.

         Section 3.4 Removal. Except as otherwise provided in the corporation's
                     -------
Articles of Incorporation or the Act, any director or the entire board of directors may be removed from office with or without cause by a vote of shareholders holding a majority of the outstanding

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shares entitled to vote at an election of directors, provided the notice of the shareholders' meeting at which such action is to be taken states that a purpose of the meeting is removal of the director(s).

         Section 3.5 Vacancies. A vacancy occurring in the board of directors,
                     ---------
including, without limitation, a vacancy created by an increase in the authorized number of directors or resulting from the shareholders' failure to elect the full authorized number of directors, may be filled by the board of directors, or, if the directors remaining in office constitute less than a quorum of the directors, the vacancy may be filled by the affirmative vote of a majority of all remaining directors or by the sole remaining director.

         Section 3.6 Regular Meetings. A regular meeting of the board of
                     ----------------
directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the date, time and place (which may be anywhere within or outside the State of North Carolina) for these regular meetings.

         Section 3.7 Special Meetings. Special meetings of the board of
                     ----------------
directors may be called for any lawful purpose or purposes by the chairman of the board, the president or any director. The person calling a special meeting shall give, or cause to be given, to each director at his business address, notice of the date, time and place of the meeting by any normal means of communication (including, without limitation, personally or by mail, facsimile or electronic mail) not less than two (2) business days prior thereto.

         Section 3.8 Participation by Telecommunications. Any director may
                     -----------------------------------
participate in, and be regarded as present at, any meeting of the board of directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

         Section 3.9 Quorum. Unless the corporation's Articles of Incorporation
                     ------
provide otherwise, a majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors, or if no number is so fixed, a majority of the number of directors in office immediately before the meeting begins shall constitute a quorum.

         Section 3.10 Action. The act of a majority of the directors present at
                      ------
any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Act or the corporation's Articles of Incorporation.

         Section 3.11 Action Without Meeting. Any action required or permitted
                      ----------------------
to be taken by the board of directors at an annual, regular or special meeting may be taken without a meeting if one (1) or more consents in writing, setting forth the action taken, shall be signed, either manually or by facsimile, by all of the directors entitled to vote with respect to the subject matter thereof.

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         Section 3.12 Committees. The board of directors may create one or more
                      ----------
committees of the board, each of which shall have at least two (2) members, all of whom shall be directors. The creation of a committee and the appointment of members to it must be approved by a majority of all the directors in office when the action is taken. Each committee may, as specified by the board of directors, exercise some or all of the authority of the board, except as limited by the Act, the corporation's Articles of Incorporation or these Bylaws. Vacancies in the membership of any committee shall be filled by the board of directors at a regular or special meeting of the board of directors. Any committee shall keep regular minutes of its proceedings and report the same to the board when required. Except as otherwise provided in the section, the conduct of all meetings of any committee, including notice thereof, shall be governed by Sections 3.6 through 3.11 of this Article.

         Section 3.13 Compensation. The board of directors, by the affirmative
                      ------------
vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation for the directors for their services as such and may provide for the payment of all expenses reasonably incurred by directors in attending meetings of the board or of any committee or in the performance of their other duties as directors. However, nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.14 Discretionary Authority. In discharging the duties of
                      -----------------------
their respective positions and in determining what is believed to be in the best interests of the corporation, the board of directors, committees of the board of directors and individual directors, in addition to considering the effects of any action on the corporation or its shareholders, may consider the interests of the employees, customers, suppliers and creditors of the corporation and its subsidiaries, the communities in which offices or other establishments of the corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that this Section 3.14 shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide any constituency any right to be considered.

                                   ARTICLE IV

                                    OFFICERS
                                    --------
         Section 4.1 In General; Appointment of Officers. As soon as practicable
                     -----------------------------------
after the annual meeting of shareholders in each year, the board of directors shall appoint a president and a secretary, and it may, if it so determines, appoint from among its members a chairman of the board and a vice chairman of the board. The board may also appoint one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers and such other officers as the board may deem desirable or appropriate and may give any of them such further designations or alternative titles as it considers desirable. Each officer shall exercise such authority and perform such duties as may be set forth in these Bylaws and any additional authority and duties as the board of directors shall determine from time to time, and, to the extent not so stated, each officer shall have such authority and duties as generally pertain to their respective offices, subject to the control of the

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board. The same individual may simultaneously hold more than one (1) office, but no individual may act in more than one (1) capacity where action of two (2) or more officers is required.

         Section 4.2 Term of Office; Resignation. Unless otherwise provided by
                     ---------------------------
the board at the time of the appointment of an officer, each officer of the corporation shall hold office until his successor shall have been duly appointed and shall have qualified, or until his earlier death, resignation or removal. Any officer may resign at any time upon written notice to the board or to the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

         Section 4.3 Chairman of the Board. The chairman of the board, if one is
                     ---------------------
appointed and present, shall preside at all meetings of the board of directors and shareholders. In addition, he shall have such other powers and duties as are set forth in these Bylaws and as the board of directors shall designate from time to time. The chairman of the board shall have power to sign all certificates of stock, bonds, deeds and contracts of the corporation.

         Section 4.4 President. The president shall be the chief executive
                     ---------
officer of the corporation and, subject to the authority of the board of directors and any duly authorized committee of directors, shall manage the business and affairs of the corporation. The president shall, if present and in the absence or non-appointment of a chairman of the board, preside at all meetings of the shareholders and at all meetings of the board. The president shall see that the resolutions of the board of directors are put into effect. The president shall have full authority to execute on the corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates, instruments and other documents, except as may be specifically limited by resolution of the board of directors, and the president shall perform all duties incident to the office of president and such other duties as from time to time may be assigned to him by the board.

         Section 4.5 Vice President(s). At the request of the president or in
                     -----------------
his absence, or at the request of the board of directors, the vice president(s), if such officers are appointed by the board, shall (in such order as may be designated by the board) perform all of the duties of the president and in so acting shall have all the powers of and be subject to all the restrictions upon the president. In addition, each vice president shall perform such other duties and have such other powers as are normally incident to the office of vice president or as shall be prescribed by the president or the board of directors. The board of directors may elect or designate one (1) or more of the vice presidents as executive vice presidents, senior vice presidents or with such other titles as the board may deem appropriate.

         Section 4.6 Secretary. The secretary, if present, shall act as
                     ---------
secretary of all meetings of the shareholders and of the board of directors, and shall keep the minutes thereof in the proper books to be provided for that purpose; shall see that all notices required to be given by the corporation are duly given and served; may, with the chairman of the board, the president or a vice president, sign certificates for shares of capital stock of the corporation; shall be custodian of the seal of the corporation and may seal with the seal of the corporation or a facsimile thereof

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all certificates for shares of capital stock of the corporation and all documents, the execution of which on behalf of the corporation under its corporate seal is authorized in accordance with the provisions of these Bylaws; shall have charge of the stock ledger and also of the other books, records and papers of the corporation relating to is incorporation and management as a corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall in general perform all of the duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the board or the president.

         Section 4.7 Treasurer. The treasurer shall have charge and custody of,
                     ---------
and be responsible for, all funds, securities and notes of the corporation; receive and give receipts for moneys due and payable to the corporation from any sources whatsoever; deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the board against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositories of the corporation, and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books to be kept by or under direction of the treasurer full and adequate account of all moneys received or paid by the treasurer for the account of the corporation; have the right to require, from time to time, reports or statements giving such information as the treasurer may desire with respect to any and all financial transactions of the corporation from the officers and agents transacting the same; render to the president or the board, whenever the president or the board, respectively, shall require, an account of the financial condition of the corporation and of all transactions made by the treasurer; exhibit at all reasonable times the books of account and other records of the corporation to any of the directors upon request at the office of the corporation where such books and records are kept; and in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board or by the president; and may sign with the chairman of the board, the president or a vice president certificates for shares of capital stock of the corporation.

         Section 4.8 Assistant Secretaries and Assistant Treasurers. Assistant
                     ----------------------------------------------
secretaries and assistant treasurers shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors or by the president. Assistant secretaries and assistant treasurers may, with the chairman of the board, the president or a vice president, sign certificates for shares of capital stock of the corporation.

         Section 4.9 Additional Officers. The board of directors may elect or
                     -------------------
appoint such additional officers as it may deem necessary or advisable, and may delegate the power to appoint such additional officers to any committee or other officer. Such additional officers shall have such powers and duties, and shall hold office for such terms, as may be determined by the board or such committee or officer.

         Section 4.10 Removal; Vacancies. The board may remove any officer with
                      ------------------
or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the appointment of any officer shall not of itself create

                                       8

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contractual rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the board at any regular or special meeting.

         Section 4.10 Salaries. The salaries of the officers shall be fixed from
                      --------
time to time by the board of directors. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------
         Section 5.1 Contracts. The board of directors may authorize any
                     ---------
officer, employee or agent, in the name and on behalf of the corporation, to enter into any contract or execute, deliver and satisfy any instrument, and such authority may be general or confined to specific instances.

         Section 5.2 Loans. No loans shall be contracted on behalf of the
                     -----
corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors, and such authority may be general or confined to specific instances.

         Section 5.3 Checks, Drafts, etc. All checks, drafts and other orders
                     -------------------
for the payment of money out of the funds of the corporation, and all notes or other evidences of indebtedness issued in the name of the corporation, shall be signed on behalf of the corporation in such manner as shall from time to time be determined by resolution of the board of directors.

         Section 5.4 Deposits. All funds of the corporation not otherwise
                     --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select, or as may be selected by an officer, employee or agent of the corporation to whom such power may from time to time be delegated by the board.

                                   ARTICLE VI

                                     SHARES
                                     ------
         Section 6.1 Certificates for Shares. Certificates representing shares
                     -----------------------
of the corporation shall be in the form approved by the board of directors and shall be signed, either manually or in facsimile, by the chairman of the board, the president or a vice president, and by the secretary, treasurer or an assistant secretary or assistant treasurer. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the corporation.

                                       9

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         Section 6.2 Stock Records. A record shall be maintained by the
                     -------------
corporation of all shareholders of the corporation which shows the place of residence of each shareholder, the number of shares held by each shareholder, and the date upon which each certificate for shares is issued. Transfers of the shares of the corporation shall be made on the books of the corporation at the direction of the record holder thereof or his attorney thereunto duly authorized by a power of attorney duly executed and filed with the secretary, and the surrender of the certificate or certificates for such shares properly endorsed. The corporation shall be entitled to treat the holder of record of any share or shares as the holder and owner thereof, and the corporation shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of North Carolina.

         Section 6.3 Lost Certificates. The board of directors may authorize the
                     -----------------
issuance of a new share certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the board may require the claimant to indemnify the corporation or give a bond in such sum and with such sureties as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken; or the board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such indemnity or bond with respect to a certificate claimed to have been lost or destroyed. Any such authorization by the board of directors may be general or confined to specific instances. Nothing herein shall require the board of directors to authorize the issuance of any such replacement certificate under any circumstances in which the corporation is not required to issue such certificate, this provision being permissive and not mandatory.

                                   ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

         Section 7.1 Right to Indemnification. Each person who was or is a party
                     ------------------------
or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter, a "proceeding" and including, without limitation, a proceeding brought by or on behalf of the corporation itself), by reason that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director, officer, partner, trustee, employee, agent, trustee or administrator, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Act permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines,

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excise taxes or penalties and amounts paid or to be paid in settlement)
reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnification hereunder and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section 7.1 or otherwise.

         Section 7.2 Right of Claimant to Bring Suit. If a claim under Section
                     -------------------------------
7.1 hereof is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 7.3 Nonexclusivity of Rights. The right to indemnification and
                     ------------------------
the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the corporation's Articles of Incorporation, these Bylaws, any agreement, the vote of shareholders or disinterested directors or otherwise.

         Section 7.4 Insurance. The corporation may maintain insurance, at its
                     ---------
expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer,

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

partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or trustee or administrator under an employee benefit plan against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify that person against such liability under the Act.

         Section 7.5 Savings Clause. If this Article VII or any portion hereof
                     --------------
shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and hold harmless each director and officer of the corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VIII

                               RECORDS AND REPORTS
                               -------------------

         Section 8.1       General.
                           -------

         (a) The corporation shall keep all records and submit and file all reports and filings as are required by applicable law.

         (b) The corporation shall keep as permanent records minutes of all meetings of its incorporators, shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by committees of the board of directors. The corporation shall maintain appropriate accounting records. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         Section 8.2 Records at Principal Office. The corporation shall keep a
                     ---------------------------
copy of the following records at the corporation's principal office:

         (a) Its Articles of Incorporation or restated Articles of Incorporation and all amendments to them currently in effect.

         (b) Its Bylaws or restated Bylaws and all amendments to them currently in effect.

         (c) Resolutions adopted by the board of directors creating one (1) or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding.

         (d) The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three (3) years.

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


     (e) All written communications to shareholders generally within the past three (3) years and the financial statements required by law to be made available to the shareholders for the past three (3) years.

     (f) A list of the names and business addresses of its current directors and officers.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     Section 9.1 Dividends. The board of directors may from time to time
                 ---------
declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Act and the corporation's Articles of Incorporation. The board of directors may fix in advance a record date for determining the shareholders entitled to a dividend. If such record date is not fixed by the board of directors, the date the board of directors authorizes such dividend shall be the record date.

     Section 9.2 Seal. The corporate seal of the corporation shall consist of
                 ----
two (2) concentric circles between or within which are the name of the corporation, the year of incorporation and the word "SEAL." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, stamped or reproduced by any means. Any officer of the corporation authorized to execute or attest a document on behalf of the corporation may affix or reproduce on such document, as and for the corporate seal of the corporation, a seal in any other form sufficient to evidence that it is intended by such officer to represent the corporate seal of the corporation, in which case such seal shall be as effective as the corporate seal in the form herein prescribed.

     Section 9.3 Fiscal Year. The fiscal year of the corporation shall be
                 -----------
established, and may be altered, by resolution of the board of directors from time to time as the board deems advisable.

     Section 9.4 Amendments. These Bylaws may be amended or repealed or new
                 ----------
bylaws may be adopted by action of the board of directors at any regular or special meeting of the board of directors, unless the corporation's Articles of Incorporation or the Act reserves this power to the shareholders.

     Section 9.5 Notice; Waiver of Notice. Whenever any notice is required to be
                 ------------------------
given under the Act, the corporation's Articles of Incorporation or these Bylaws, it shall be in writing and, unless otherwise provided in these Bylaws, may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication, by facsimile transmission, or by mail or private carrier. If mailed, notice to a shareholder is effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. All other notice is effective at the earliest of the following:
(a) when received or (b) on the date shown on the return receipt, if sent by certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A shareholder or director, as the case may be, may waive notice otherwise required by these Bylaws, before or after the date stated in such notice, by delivery of a written waiver of such notice signed by such shareholder or director to the corporation for filing or inclusion with the minutes or corporate records, or, to the extent provided by the Act, by attendance at the meeting to which such notice relates.

         Section 9.6 Shareholders of Record. For the purpose of determining
                     ----------------------
shareholders entitled to vote at any meeting of shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of shareholders, the board of directors may by resolution fix a record date for such determination. The date shall be not more than seventy (70) days immediately preceding the date of the meeting or the date on which the particular action requiring such determination of shareholders is to be taken. The shareholders of record appearing in the stock transfer books of the corporation at the close of business on the record date so fixed shall constitute the shareholders of record in respect of the activity in question. In the absence of action by the board of directors to fix a record date, the record date (unless otherwise specified in the corporation's Articles of Incorporation or these Bylaws) shall be the close of business on the day before the date on which notice of the meeting is first mailed to shareholders.

         Section 9.7 Conflict with the Act or the Articles of Incorporation;
                     -------------------------------------------------------
Severability. In the event of a conflict between the Act or the corporation's
------------
Articles of Incorporation and these Bylaws, the Act or Articles of Incorporation, as the case may be, shall prevail to the extent of such conflict. Any provision of these Bylaws, or any amendment hereto, which is determined to be in violation of the Act shall not in any way render the remaining provisions invalid.


Adopted November 29, 2001.                 /s/  Elizabeth A. Edelman
                                           -------------------------------------
                                           Secretary


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